As filed with the Securities and Exchange Commission on May 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Apogee Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-4958665
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

221 Crescent St., Building 17, Suite 102b

Waltham, MA 02453

(650) 394-5230
(Address of Principal Executive Offices, Zip Code)

Apogee Therapeutics, Inc. 2023 Equity Incentive Plan

Apogee Therapeutics, Inc. 2023 Employee Stock Purchase Plan

(Full title of the plans)

Michael Henderson, M.D.

Chief Executive Officer

221 Crescent St., Building 17, Suite 102b

Waltham, MA 02453

(650) 394-5230
(Name and address of agent for service)

Copies to:

Matthew Batters Chief Legal Officer and Secretary 221 Crescent St., Building 17, Suite 102b Waltham, MA 02453 (650) 394-5230	Ryan A. Murr Branden C. Berns Melanie E. Neary Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105-0921 (415) 393-8373

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Apogee Therapeutics, Inc. (the “Company” or the “Registrant”), relating to (i) 2,416,938 shares of its common stock, par value $0.00001 per share (the “Common Stock”), available for issuance pursuant to future awards to eligible persons under the Apogee Therapeutics, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) and (ii) 483,387 shares of Common Stock issuable to eligible persons under the Apogee Therapeutics, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”).

On a Registration Statement on Form S-8 (SEC File No. 333-274234) (the “Prior Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 28, 2023, the Registrant previously registered (i) 6,706,037 shares of its Common Stock issuable to eligible persons of the Registrant under the 2023 Plan and (ii) 479,003 shares of its Common Stock issuable to eligible persons of the Registrant under the ESPP.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of Common Stock issuable under the 2023 Plan and the ESPP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 28, 2023).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 28, 2023).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1	Apogee Therapeutics, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 of the Company’s Quarterly Report on Form 10-Q filed on August 28, 2023).

99.2	Apogee Therapeutics, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A filed on July 10, 2023).

107.1*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 13th day of May, 2024.

Apogee Therapeutics, Inc.

By:	/s/ Michael Henderson
Name:	Michael Henderson, M.D.
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Henderson, M.D. and Matthew Batters, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Michael Henderson, M.D.	Director and Chief Executive Officer	May 13, 2024
Michael Henderson, M.D.	(Principal Executive Officer)

/s/ Jane Pritchett Henderson	Chief Financial Officer	May 13, 2024
Jane Pritchett Henderson	(Principal Financial and Accounting Officer)

/s/ Mark C. McKenna	Chair and Director	May 13, 2024
Mark C. McKenna

/s/ Peter Harwin	Director	May 13, 2024
Peter Harwin

/s/ Jennifer Fox	Director	May 13, 2024
Jennifer Fox

/s/ Andrew Gottesdiener, M.D.	Director	May 13, 2024
Andrew Gottesdiener, M.D.

/s/ Tomas Kiselak	Director	May 13, 2024
Tomas Kiselak

/s/ William Jones, Jr.	Director	May 13, 2024
William Jones, Jr.

/s/ Nimish Shah	Director	May 13, 2024
Nimish Shah